UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-31193

Date of Report: March 7, 2012

EASTERN ENVIRONMENT SOLUTIONS, CORP.
(Exact name of registrant as specified in its charter)

Nevada	16-1583162
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

Harbin Dongdazhi Street 165, Harbin, P.R. China	150001
(Address of principal executive offices)	(Zip Code)

86-451-5394-8666
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01              Changes in Registrant’s Certifying Accountant

On March 7, 2012 Friedman, LLP notified the audit committee for Eastern Environment Solutions, Corp. (the “Company”) that Friedman, LLP by that notice resigned from its position as the Company’s independent registered public accounting firm.

The audit report of Friedman, LLP on the Company’s financial statements for the years ended December 31, 2010 and 2009 did not contain an adverse opinion or disclaimer of opinion or qualification or modification.  Friedman, LLP did not, during the applicable periods, advise the Company of any of the enumerated items described in Item 304(a)(1)(iv) of Regulation S-K.

During the two most recent fiscal years and the period to the date of this Current Report, there were no disagreements between the Company and Friedman LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Friedman, LLP was not required or engaged to audit the Company’s internal controls over financial reporting. However, in connection with its audit of the financial statements for the year ended December 31, 2010, Friedman, LLP advised the Company that internal controls necessary for the Company to develop reliable financial statements were missing, in that there was:

a.	inadequate staffing and supervision within the accounting operations of the Company;
b.	a lack of expertise in U.S. accounting principles among the personnel in our Chinese headquarters; and
c.	inadequate controls over the spending discretion of executive officers.

Except as aforesaid, during the two most recent fiscal years and the period to the date of this Current Report, there were no “reportable events,” as described in Item 304(a)(1)(v) of Regulation S-K.

The Company furnished Friedman LLP with a copy of this report prior to filing with the SEC and requested that Friedman LLP furnish it with a letter addressed to the SEC stating whether or not it agreed with the statements made by the Company in this report insofar as they relate to Friedman LLP’s audit services and engagement as the Company’s independent registered public accounting firm. Friedman LLP has furnished a letter addressed to the SEC, a copy of which is attached hereto as Exhibit 16.

Item 9.01                Financial Statements and Exhibits

Exhibits

16.	Letter from Friedman LLP dated March 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN ENVIRONMENT SOLUTIONS, CORP.

Dated: March 9, 2012	By:/s/ Feng Yan
Feng Yan, Chief Executive Officer